Exhibit 21.1
Subsidiaries of Omega Financial Corporation

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Name of Subsidiary                               State or Jurisdiction          Trade Name
                                                 of Incorporation              (if any)
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
Omega Bank, N.A.                                    United States               Omega Bank
P.O. Box 298                                                            Hollidaysburg Trust Company
State College, PA    16804                                              Penn Central National Bank
                                                                                  SunBank
                                                                               Guaranty Bank

Omega Financial Company, LLC                        Delaware
1105 N. Market Street
Wilmington, DE 19899

Central Pennsylvania Investment Company             Delaware
1105 N. Market Street
Wilmington, DE 19899

Omega Insurance Agency, Inc.                        Pennsylvania         Omega Investment Services
366 Walker Drive
State College, PA 16801

Central Pennsylvania Life Insurance Company         Arizona
1421 E. Thomas Road
Phoenix, AZ 85014

Central Pennsylvania Leasing, Inc.                  Pennsylvania
366 Walker Drive
State College, PA 16801

Central Pennsylvania Real Estate, Inc.              Pennsylvania
366 Walker Drive
State College, PA 16801

Bank Capital Services Corporation                   Pennsylvania
34 Route 315
Pittston, PA 18640

Sentry Trust Company                                Pennsylvania
785 Fifth Avenue
Chambersburg PA 17201

Sun Investment Services, Inc.                       Pennsylvania
Lewisburg, PA

Beacon Life Insurance Company                       Arizona
101 N. First Avenue
Phoenix, AZ 85003

Mid-Penn Insurance Associates                       Pennsylvania
51 South Fourth Street
Sunbury, PA 17801

Sun Bancorp Statutory Trust I                       Connecticut
c/o US Bank
One Federal Street, Third Floor
Boston MA 02110
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Omega Financial Capital Trust I                     Delaware
366 Walker Drive
State College, PA 16801

SUBI Services Inc.                                  Pennsylvania
Lewisburg, PA


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